EXHIBIT 23.1

CONSENT OF BERENFELD, SPRITZER, SHECHTER & SHEER

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors and Stockholders
Brampton Crest International, Inc.
(F/K/A Hamilton-Biophile Companies
Miami Beach, Florida

We consent to the use in this Registration Statement of Brampton Crest International, Inc. (the "Company") on Form 10-SB of our report relating to the Company's financial statements appearing in this Report.


BERENFELD, SPRITZER, SHECHTER & SHEER


Sunrise, Florida
March 17, 2005